Exhibit 10.1

TRANSFER AGREEMENT

THIS TRANSFER AGREEMENT (this “Agreement”) is entered into as of April 10, 2024 (the “Effective Date”) by and among Lindblad Expeditions Holdings, Inc., a Delaware corporation (“Parent”), Natural Habitat, Inc., a Colorado corporation (the “Company”), and Ben Bressler, an individual (“Bressler”). Capitalized terms used herein, but not defined herein, shall have the meanings ascribed to such terms in that certain Stockholders Agreement, dated as of May 6, 2016, as amended on May 1, 2020 and as of December 1, 2022, by and among Parent, the Company and the other stockholders party thereto (the “Stockholders Agreement”).

RECITALS

WHEREAS, Bressler is the holder of a number of Company Shares set forth opposite the heading "Company Shares" on Bressler's signature page hereto (such equity interests, the “Bressler Company Shares”);

WHEREAS, pursuant to Section 6(a) of the Stockholders Agreement, Bressler requested in writing that Parent calculate, and Parent has calculated and provided to Bressler, the Put-Call Purchase Price as of December 31, 2023;

WHEREAS, Bressler has exercised the First Put Right pursuant to Section 6(b) of the Stockholders Agreement obligating Parent to purchase the number of Bressler Company Shares set forth opposite the heading "Put Shares" on Bressler's signature page hereto (such equity interests, the “Put Shares”); and

WHEREAS, in connection with such First Put Right, Parent shall purchase the Put Shares in exchange for a price per share equal to the Put-Call Purchase Price (determined in accordance with the Stockholders Agreement) (the “Put Sale”).

NOW, THEREFORE, IT IS AGREED between the parties hereto as follows:

1.    Exchange of Put Shares. Bressler hereby exchanges the Put Shares for the aggregate Put Call Purchase Price set forth opposite the heading “First Put Price" on Bressler's signature page hereto, which First Put Price shall be paid by Parent by wire transfer of immediately available funds to the account specified in Annex I hereto, and substantially simultaneously with the execution and delivery of this Agreement, Bressler will execute a stock power in the form attached hereto as Exhibit A (the “Stock Power”). As of immediately following the Put Sale, the Put Shares shall no longer be issued and outstanding Shares of the Company.

2.    Representations of Bressler. Bressler hereby represents and warrants to the Company and Parent as follows:

(a)    Bressler has the full power, right and authority to (i) perform, observe, comply with and consummate the transactions contemplated by this Agreement and (ii) deliver to Parent the Put Shares.

(b)    All transfer or other instruments required in connection with the transactions contemplated by this Agreement, including the Stock Power, have been duly and validly executed by Bressler and, upon delivery thereof by Bressler, will constitute a legally valid and binding obligation of Bressler, enforceable against him in accordance with their terms.

(c)    The execution, delivery and performance by Bressler of the transfer or other instruments and transactions contemplated by this Agreement do not and will not, and the consummation of the transactions contemplated by this Agreement will not, with or without the giving of notice, the passage of time, or both, conflict with, result in a breach of, or constitute a violation or default of or give any third party the right to terminate, accelerate or modify any obligation under (i) any material agreement or other document or instrument to which Bressler is a party or by which Bressler or Bressler's assets, including the Bressler Company Shares, are bound or affected or (ii) any law, statute, rule, regulation, ordinance, writ, claim, order or judgment to which Bressler is bound or affected. There is no arbitration, litigation or other process in effect or, to the knowledge of Bressler, threatened, that would prevent, limit or impair Bressler's ability to transfer the Put Shares free and clear of any Liens (other than Liens imposed by applicable law generally applicable to the sale, transfer, pledge or other disposition of securities).

(d)    Bressler is the sole record and beneficial owner of, and holds good and valid title free and clear of any and all mortgages, security interests, charges, easements, rights, options, claims, restrictions, rights of first refusal or first or last offer, encumbrances or other liens of any kind (collectively, "Liens") (other than Liens imposed by applicable law generally applicable to the sale, transfer, pledge or other disposition of securities), to the Bressler Company Shares. Bressler has the sole power and authority to sell, transfer, assign and deliver the Put Shares, and the sale, transfer, assignment and delivery of the Put Shares to Parent or its designee as contemplated by this Agreement, at consummation of the Put Sale, will be sufficient to convey to Parent good and valid title to the Put Shares, free and clear of any and all Liens (other than Liens imposed by applicable law generally applicable to the sale, transfer, pledge or other disposition of securities). Other than the Stockholders' Agreement, Bressler is not a party to any voting trust or other voting agreement with respect to any of the Bressler Company Shares or to any agreement relating to the sale, transfer or other disposition of the Bressler Company Shares.

3.    Miscellaneous.

(a)    Notices. All notices, consents, waivers, and other communications under this Agreement must be in accordance with the Stockholders Agreement.

(b)    Successors and Assigns. This Agreement will inure to the benefit of the successors and assigns of the Company and Parent (including by operation of law) and be binding upon Bressler as well as Bressler's successors and assigns.

(c)    Governing law; Venue. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter this Agreement) shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice of law principles that would require or permit the application of the laws of another jurisdiction. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware over all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) and each party hereby irrevocably agrees that all claims in respect of any such action related thereto may be heard and determined in such courts. The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto hereby consents to process being served by any party to this Agreement in any action by the delivery of a copy thereof in accordance with the provisions of Section 3(a). EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY CLAIM OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT) BROUGHT BY OR AGAINST IT THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS AGREEMENT OR AS AN INDUCEMENT TO ENTER INTO THIS AGREEMENT).

(d)    Further Execution. Bressler agrees to take all such further action(s) as the Company and Parent may deem reasonably necessary to carry out the transactions contemplated by this Agreement.

(e)    Independent Counsel. Bressler acknowledges that this Agreement has been prepared on behalf of the Company and Parent by counsel for the Company and Parent and that such counsel does not represent, and is not acting on behalf of, Bressler. Bressler has been provided with an opportunity to consult with his own counsel with respect to this Agreement.

(f)    Entire Agreement; Amendment. This Agreement, any documents referred to herein which form a part hereof contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements, arrangements, contracts, discussions, negotiations, undertakings and understandings (whether written or oral) between the parties hereto with respect to such subject matter. This Agreement may be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement executed by the each of the parties hereto.

(g)    Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Any such term or provision held invalid, illegal, or incapable of being enforced only in part or degree will remain in full force and effect to the extent not held invalid, illegal, or incapable of being enforced. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, such term or provision is hereby deemed modified to give effect to the original written intent of the parties hereto to the greatest extent consistent with being valid and enforceable under applicable law.

(h)    Counterparts. This Agreement may be executed in two (2) or more counterparts (including by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Transfer Agreement as of the day and year first above written.

COMPANY:

NATURAL HABITAT, INC.

By /s/ Benjamin L. Bressler

Name: Benjamin L. Bressler

Title: President

PARENT:

LINDBLAD EXPEDITIONS HOLDINGS, INC.

By /s/ Craig I. Felenstein

Name: Craig I. Felenstein

Title: Chief Financial Officer

BRESSLER:

/s/ Benjamin L. Bressler

Name: Ben Bressler

Company Shares: 1946

Put Shares: 194

First Put Price: $15,171,664.00

ANNEX I

Wire Instructions:

EXHIBIT A

STOCK POWER

For value received, Ben Bressler does hereby sell, assign and transfer unto Lindblad Expeditions, LLC 194 shares of the common stock of Natural Habitat, Inc., a Colorado corporation (the “Company”), standing in its name on the books of said Company and does hereby irrevocably constitute and appoint                      attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Date:         April 10, 2024

/s/ Benjamin L. Bressler

Ben Bressler